Exhibit 99.1

Grocery Outlet Holding Corp. Announces Third Quarter Fiscal 2021 Financial Results
Board of Directors Approves $100 Million Share Repurchase Program
Emeryville, CA – November 9, 2021 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the third quarter of fiscal 2021 ended October 2, 2021.
Highlights for Third Quarter Fiscal 2021 as compared to the Third Quarter Fiscal 2020:
•Net sales increased by 0.6% to $768.9 million.
•Comparable store sales decreased by 4.3% compared to a 9.1% increase in the same period last year.
•The Company opened 7 new stores, ending the quarter with 407 stores in six states.
•Net income decreased 57.7% to $17.1 million, or $0.17 per diluted share.
•Adjusted EBITDA(1) decreased 6.2% to $51.4 million.
•Adjusted net income(1) decreased 15.3% to $23.4 million, or $0.24 per adjusted diluted share(1).
Eric Lindberg, CEO of Grocery Outlet, stated, "We are pleased with our third quarter financial results and encouraged by our momentum in the fourth quarter. We continue to leverage our highly flexible business model to offer unbeatable value to our customers along with exceptional service from our dedicated independent operators despite the challenging operating environment. Looking forward, we remain excited about our long runway for growth as we continue to expand our store base and test new digital opportunities to broaden our customer reach. We are also pleased to share that our board of directors has authorized a $100 million share repurchase program reflecting confidence in our long-term outlook and our commitment to returning value to shareholders."

__________________________________
(1) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Beginning with the fourth quarter of fiscal 2020, we updated our definitions of our non-GAAP financial measures to simplify our presentation and enhance comparability between periods. The presentations for adjusted EBITDA, adjusted net income and adjusted diluted earnings per share for third quarter of fiscal 2020 and 39 Weeks Ended September 26, 2020 have been recast to reflect these changes. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release for additional information about these items.

Highlights for the 39 Weeks Ended October 2, 2021 as compared to the 39 Weeks Ended September 26, 2020:
•Net sales decreased by 1.3% to $2.30 billion.
•Comparable store sales decreased by 7.6% compared to a 14.3% increase in the same period last year.
•Net income decreased 32.5% to $55.7 million, or $0.56 per diluted share.
•Adjusted EBITDA(1) decreased 12.0% to $151.1 million.
•Adjusted net income(1) decreased 20.9% to $69.9 million, or $0.70 per adjusted diluted share(1).
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $156.0 million at the end of the third quarter of fiscal 2021.
•Total debt was $450.9 million at the end of the third quarter of fiscal 2021, net of unamortized debt discounts and debt issuance costs.
•Net cash provided by operating activities during the third quarter of fiscal 2021 was $56.6 million.
•Capital expenditures for the third quarter of fiscal 2021, excluding the impact of tenant improvement allowances, were $26.5 million.
Fourth Quarter 2021 Outlook:
•The Company expects to open eight stores during the fourth quarter of fiscal 2021 for a total of 36 new stores opened in fiscal 2021. We closed one store during the first quarter of fiscal year 2021.
•Comparable store sales for the month of October were flat. Based on current trends, the Company expects comparable store sales for the full fourth quarter of fiscal 2021 to range between negative 3.5% to negative 2.5%.
•The Company will report 13 weeks of operating results in the fourth quarter of fiscal 2021 compared to 14 weeks in the fourth quarter of fiscal 2020. The extra fiscal week contributed sales of $53.3 million in the prior year period.
Share Repurchase Program:
The Company's board of directors (the "Board") has approved a share repurchase program (the "Share Repurchase Program") pursuant to which the Company is authorized to repurchase up to $100.0 million in shares of the Company's common stock. The Share Repurchase Program is effective immediately, does not have an expiration date and is expected to be funded using the Company's cash on hand and cash from operations.
Charles Bracher, CFO of Grocery Outlet, stated, "While we remain committed to our capital allocation priority of investing in core organic growth initiatives including continued store expansion, reinvesting in the existing fleet and building the infrastructure to support future growth, this program will allow us to more effectively utilize excess cash and further optimize our capital structure."
Repurchases under the Share Repurchase Program may be made, from time to time, in amounts and prices the Company deems appropriate and may be made pursuant to a trading plan intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Repurchases by the Company under the Share Repurchase Program will be subject to general market and economic conditions, applicable legal requirements and other considerations, and the Share Repurchase Program may be suspended, modified or discontinued by the Board at any time without prior notice at the Company's discretion.
Conference Call Information:
A conference call to discuss the third quarter fiscal 2021 financial results is scheduled for today, November 9, 2021 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 800-705-4155 approximately 10 minutes prior to the start of the call, using conference ID #21998613. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 844-512-2921. The pin number to access the telephone replay is 21998613. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results.
Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation and amortization ("EBITDA") and other adjustments noted in the "Reconciliation of GAAP Net Income to Adjusted EBITDA" table below. Adjusted net income is defined as net income before the adjustments noted in table "Reconciliation of GAAP Net Income to Adjusted Net Income" below. Basic Adjusted earnings per share is calculated using adjusted net income and basic weighted average shares outstanding. Diluted Adjusted earnings per share is calculated using adjusted net income and diluted weighted average shares outstanding
EBITDA, Adjusted EBITDA, adjusted net income and adjusted earnings per share are non-GAAP measures and may not be comparable to similar measures reported by other companies. EBITDA, Adjusted EBITDA, adjusted net income and adjusted earnings per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
Beginning with the fourth quarter of fiscal 2020, we updated our definitions of adjusted EBITDA and adjusted net income to simplify our presentation and enhance comparability between periods. We no longer exclude new store pre-opening expenses from our presentation of adjusted EBITDA and adjusted net income. We also updated our definition of adjusted net income to exclude the tax impact of options exercises and vesting of restricted stock units. Lastly, debt extinguishment and modification costs were reclassified to the other adjustments line item within the presentation of both adjusted EBITDA and adjusted net income. The presentations for adjusted EBITDA and adjusted net income for the 13 and 39 weeks ended September 26, 2020 have been recast to reflect these changes. Reconciliations between the revised and previous definitions of adjusted EBITDA and adjusted net income for each quarter of fiscal years 2020 and 2019 were provided in our Form 8-K filed with the United States Securities and Exchange Commission ("SEC") on March 2, 2021.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views and estimates regarding the prospects of the industry and the Company's outlook, prospects, plans, share repurchases, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," "potential" or "continue" or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct.
The following factors are among those that may cause actual results to differ materially from the forward-looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to participate effectively or at all in the growing online retail marketplace; unexpected costs and negative effects if we incur losses not covered by our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; risks associated with economic conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; major health epidemics, such as the outbreak of COVID-19, its variants, and other outbreaks; natural disasters and unusual weather conditions (whether or not caused by climate change), power outages, pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; material disruption to our information technology systems; risks associated with products we and our independent operators ("IOs") sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; our substantial indebtedness could affect our ability to operate our business, react to changes in the economy or industry or pay our debts and meet our obligations; our ability to generate cash flow to service our substantial debt obligations; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; failure to comply with requirements to design, implement and maintain effective internal controls; and the other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K. Such risk factors may be updated from time to time in the Company's periodic filings with the SEC. The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 410 stores in California, Washington, Oregon, Pennsylvania, Idaho and Nevada.
INVESTOR RELATIONS CONTACTS:
Arvind Bhatia
510-704-2816
abhatia@cfgo.com

Jean Fontana
646-277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
510-379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net sales	$768,880	$764,082	$2,296,881	$2,327,819
Cost of sales	531,768	525,899	1,590,044	1,598,859
Gross profit	237,112	238,183	706,837	728,960
Operating expenses:
Selling, general and administrative	191,572	189,880	573,125	574,813
Depreciation and amortization	17,495	14,131	49,997	40,291
Share-based compensation	1,902	3,857	10,051	34,309
Total operating expenses	210,969	207,868	633,173	649,413
Income from operations	26,143	30,315	73,664	79,547
Other expenses (income):
Interest expense, net	3,950	4,833	11,778	15,937
Gain on insurance recoveries	—	—	(3,970)	—
Debt extinguishment and modification costs	—	—	—	198
Total other expenses (income)	3,950	4,833	7,808	16,135
Income before income taxes	22,193	25,482	65,856	63,412
Income tax expense (benefit)	5,054	(14,992)	10,185	(19,037)
Net income and comprehensive income	$17,139	$40,474	$55,671	$82,449
Basic earnings per share	$0.18	$0.44	$0.58	$0.91
Diluted earnings per share	$0.17	$0.41	$0.56	$0.84
Weighted average shares outstanding:
Basic	95,955	92,489	95,610	90,929
Diluted	99,169	99,266	99,477	98,033

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 2, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$155,976	$105,326
Independent operator receivables and current portion of independent operator notes, net of allowance	6,003	5,443
Other accounts receivable, net of allowance	3,615	5,950
Merchandise inventories	245,844	245,157
Prepaid expenses and other current assets	18,967	20,081
Total current assets	430,405	381,957
Independent operator notes, net of allowance	21,225	27,440
Property and equipment, net	484,718	433,652
Operating lease right-of-use assets	875,652	835,397
Intangible assets, net	49,242	48,226
Goodwill	747,943	747,943
Deferred income tax assets, net	—	3,529
Other assets	8,483	7,480
Total assets	$2,617,668	$2,485,624
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$122,055	$114,278
Accrued expenses	45,703	35,699
Accrued compensation	6,745	26,447
Current lease liabilities	46,013	48,675
Income and other taxes payable	7,945	7,547
Total current liabilities	228,461	232,646
Long-term debt, net	450,860	449,233
Deferred income tax liabilities, net	5,556	—
Long-term lease liabilities	938,760	881,438
Total liabilities	1,623,637	1,563,317
Stockholders' equity:
Voting common stock	96	95
Additional paid-in capital	803,099	787,047
Retained earnings	190,836	135,165
Total stockholders' equity	994,031	922,307
Total liabilities and stockholders' equity	$2,617,668	$2,485,624

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	39 Weeks Ended
	October 2, 2021	September 26, 2020
Cash flows from operating activities:
Net income	$55,671	$82,449
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	46,236	36,772
Amortization of intangible and other assets	5,809	5,481
Amortization of debt issuance costs and debt discounts	1,883	1,771
Gain on insurance recoveries	(3,970)	—
Debt extinguishment and modification costs	—	198
Share-based compensation	10,051	34,309
Provision for accounts receivable	3,529	321
Proceeds from insurance recoveries - business interruption and inventory	2,103	—
Deferred income taxes	9,085	(18,996)
Other	950	1,421
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	884	(3,809)
Merchandise inventories	(687)	(33,357)
Prepaid expenses and other current assets	1,114	(7,505)
Income and other taxes payable	398	332
Trade accounts payable, accrued compensation and other accrued expenses	(4,526)	(15,545)
Changes in operating lease assets and liabilities, net	13,235	15,419
Net cash provided by operating activities	141,765	99,261
Cash flows from investing activities:
Advances to independent operators	(7,614)	(8,715)
Repayments of advances from independent operators	3,581	5,216
Purchases of property and equipment	(89,575)	(85,847)
Proceeds from sales of assets	24	265
Intangible assets and licenses	(4,566)	(3,826)
Proceeds from insurance recoveries - property and equipment	1,867	—
Net cash used in investing activities	(96,283)	(92,907)
Cash flows from financing activities:
Proceeds from exercise of stock options	6,138	27,133
Proceeds from revolving credit facility loan	—	90,000
Principal payments on revolving credit facility loan	—	(90,000)
Payments made for net settlement of employee share-based compensation awards	—	(483)
Principal payments on term loans	—	(188)
Principal payments on other borrowings	(834)	(729)
Dividends paid	(136)	(405)
Debt issuance costs paid	—	(701)
Net cash provided by financing activities	5,168	24,627
Net increase in cash and cash equivalents	50,650	30,981
Cash and cash equivalents at beginning of period	105,326	28,101
Cash and cash equivalents at end of period	$155,976	$59,082

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net income	$17,139	$40,474	$55,671	$82,449
Interest expense, net	3,950	4,833	11,778	15,937
Income tax expense (benefit)	5,054	(14,992)	10,185	(19,037)
Depreciation and amortization expenses (1)	18,234	14,796	52,045	42,253
EBITDA	44,377	45,111	129,679	121,602
Share-based compensation expenses (2)	1,902	3,857	10,051	34,309
Non-cash rent (3)	2,391	2,675	8,360	7,648
Asset impairment and gain or loss on disposition (4)	186	205	943	1,158
Provision for accounts receivable reserves (5)	1,240	372	3,529	321
Other (6)	1,293	2,555	(1,500)	6,665
Adjusted EBITDA	$51,389	$54,775	$151,062	$171,703

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net income	$17,139	$40,474	$55,671	$82,449
Share-based compensation expenses (2)	1,902	3,857	10,051	34,309
Non-cash rent (3)	2,391	2,675	8,360	7,648
Asset impairment and gain or loss on disposition (4)	186	205	943	1,158
Provision for accounts receivable reserves (5)	1,240	372	3,529	321
Other (6)	1,293	2,555	(1,500)	6,665
Amortization of purchase accounting assets and deferred financing costs (7)	2,943	2,943	8,829	8,823
Tax impact of stock option exercises and vesting of restricted stock units (8)	(867)	(21,880)	(7,525)	(36,458)
Tax effect of total adjustments (9)	(2,787)	(3,530)	(8,459)	(16,498)
Adjusted net income	$23,440	$27,671	$69,899	$88,417

GAAP earnings per share
Basic	$0.18	$0.44	$0.58	$0.91
Diluted	$0.17	$0.41	$0.56	$0.84
Adjusted earnings per share
Basic	$0.24	$0.30	$0.73	$0.97
Diluted	$0.24	$0.28	$0.70	$0.90
Weighted average shares outstanding
Basic	95,955	92,489	95,610	90,929
Diluted	99,169	99,266	99,477	98,033

__________________________
(1)Includes depreciation related to our distribution centers which is included within the cost of sales line item in our condensed consolidated statements of operations and comprehensive income.
(2)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with recapitalizations that occurred in fiscal 2018 and 2016.
(3)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant store growth in recent years.
(4)Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.
(5)Represents non-cash changes in reserves related to our IO notes and accounts receivable.
(6)Represents other non-recurring, non-cash or non-operational items, such as gain on insurance recoveries, technology upgrade implementation costs, costs related to employer payroll taxes associated with equity awards, personnel-related costs, store closing costs, legal expenses, secondary equity offering transaction costs, debt extinguishment and modification costs, strategic project costs and miscellaneous costs.
(7)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(8)Represents excess tax benefits related to stock option exercises and vesting of restricted stock units that are recorded in earnings as discrete items in the reporting period in which they occur.
(9)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.